UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                         April 14, 2000
        Date of Report (Date of earliest event reported)



                     Temtex Industries, Inc.
     (Exact name of registrant as specified in its charter)


          Delaware               0-5940           75-1321869
(State or other jurisdiction   (Commission       (IRS Employer
     of incorporation)        File Number)    Identification No.)


           One Lincoln Centre
      5400 LBJ Freeway, Suite 1375
             Dallas, Texas                     75240-2602
(Address of principal executive offices)       (Zip Code)


                         (972) 726-7175
       Registrant's telephone number, including area code

                               N/A
  (Former name or former address, if changed since last report)

Item 5.   OTHER EVENTS

     As permitted by General Instruction F to Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, Temtex Industries, Inc., a Delaware corporation, is filing as Exhibit 99.1 to this Current Report on Form 8-K, that press release issued by and on behalf of Temtex Industries, Inc. on April 14, 2000, which such press release is specifically incorporated herein by reference.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not Applicable.

(b)  Not Applicable.


(c)  Exhibits.

     99.1 Press Release issued on April 14, 2000 (filed herewith).

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TEMTEX INDUSTRIES, INC.

Date:  April 14, 2000
                              By:  /s/  ROGER N. STIVERS
                                 ------------------------------
                                 Roger N. Stivers
                                 Chief Financial Officer and
                                   Vice President - Finance

                        INDEX TO EXHIBITS


  Exhibit                    Description
----------- ---------------------------------------------

   99.1 Press Release issued on April 14, 2000 (filed herewith).

                [LOGO OF TEMTEX INDUSTRIES, INC.]
                  5400 LBJ Freeway, Suite 1375
                    Dallas, Texas 75240-2602
                          972/726-7175
                        FAX 972/726-0315

For Immediate Release
---------------------

           TEMTEX INDUSTRIES ANNOUNCES SECOND QUARTER

                        OPERATING RESULTS

          MANGEMENT'S STRATEGY FOR RETURNING COMPANY TO
                    PROFITABILITY FOCUSES ON
                NEW PRODUCTS AND COST REDUCTIONS

DALLAS, Texas (April 14, 2000) - TEMTEX INDUSTRIES, INC. (Nasdaq:
"TMTX"), which manufactures woodburning and gas fireplaces and related products, today reported operating results for the second quarter and first half of FY2000.

For the quarter ended February 29, 2000, the Company reported a net loss from continuing operations of $1,019,000, or ($0.30) per diluted share, compared with a net loss from continuing operations of $840,000, or ($0.24) per diluted share, in the second quarter of the previous fiscal year. The loss for the second quarter of FY2000 included a non-recurring pretax charge of $242,000 related to the termination of a Management Security Plan, as part of the Company's cost-reduction program. Net sales for the most recent quarter approximated $5.2 million, compared with $6.3 million in the prior-year period.

For the six months ended February 29, 2000, the Company reported a net loss from continuing operations of $1,439,000, or ($0.42) per share, on net sales of approximately $11.3 million. These results compared with a net loss from continuing operations of $1,254,000, or ($0.36) per share, and net sales of approximately $14.0 million in the corresponding period of the previous fiscal year.

"The decline of $1,100,000 in second quarter sales, when compared with the year-earlier quarter, resulted from lower unit shipments and reduced unit selling prices," commented Edwin R. Buford, president and chief executive officer of Temtex Industries, Inc. "The lower unit shipments were caused by a poor retail selling season, due to the warmest winter in U.S. recorded history and less demand for woodburning fireplaces in new construction. Shipments of our direct vent gas fireplaces were actually up in the second quarter, compared to the prior year, and management's goal is to significantly expand our presently small share of the direct vent marketplace. Competitive pricing pressures also remained intense throughout our industry in the most recent quarter."

Our lack of profitability continues to center around reduced sales and inadequate capacity utilization at our manufacturing facilities. In an earlier new release, dated March 16, 2000, we noted our focus on news product introductions, with an emphasis upon gas fireplaces and accessories which provide builders, distributors and homeowners a broader line of innovative heating products. The expanding scope of our gas products should provide opportunities for Temtex to improve its market penetration with existing and newly established customers. In order to improve capacity utilization and further lower our operating costs, we are relocating the production of all fireplaces from our Perris, California facility to our plants in Mexico and Tennessee. The Perris plant will continue to manufacture some flue products and accessories and will serve as a distribution center for the western portion of North America. This should result in significant savings in personnel costs and other operating expenses, while consolidation of the fireplace production into the other plants will improve capacity utilization."

"Our strategy for returning the Company to profitability revolves around an effective cost-reduction program and the pursuit of hugher sales volume through the introduction of new gas-fired products and more effective marketing programs," continued
Burford. "We were very pleased with the positive reception which our products received at the recent "Hearth & Home Expo 2000" Trade Show in Baltimore, and we are cautiously optimistic that year-over-year sales comparisons will improve in coming months. At the end of the second fiscal quarter, we implemented cost reductions, which should reduce annualized corporate overhead expenses by over 35%. While only a portion of these savings will be evident in FY2000, we expect these overhead cost reductions, when combined with anticipated savings from the termination of fireplace production activities in California, to lower the Company's total expenses by more than $1.5 million in the fiscal year which begins September 1, 2000."

The Company also announced that Mr. Roger N. Stivers, Vice President of Finance, who has been a Temtex executive for more than 22 years, is retiring effective April 30, 2000. Mr. Stivers will continue to work with the Company on a consulting basis.
Mr. R.L. DeLozier will assume the duties of Mr. Stivers effective
May 1, 2000.

Temtex Industries, is a leading manufacturer and distributor of zero-clearance metal fireplace products and gas fireplace equipment, including vent-free gas logs. Its products are marketed to residential homeowners and home remodeling contractors. Temtex Industries is headquartered in Dallas, Texas, and it manufacturing facilities are located in Tennessee, California, and Mexico.

The common stock of Temtex Industries, Inc. is traded on the Nasdaq Stock Market(REGISTERED) under the symbol "TMTX".

  THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS, INCLUDING STATEMENTS REGARDING OUR FUTURE PROFITABILITY AND THE STRATEGY RELATED THERETO, AS WELL AS STATEMENTS CONTAINING THE WORDS "BELIEVE", "ESTIMATE", "PROJECT", "EXPECT" OR SIMILAR EXPRESSIONS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE, COMPETITIVE FACTORS, NEW PRODUCTS AND TECHNOLOGICAL CHANGES, PRODUCT PRICES AND RAW MATERIAL COSTS, DEPENDENCE UPON THIRD-PARTY VENDORS, AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.

     For further information, please contact:

     Roger N. Stivers, Vice President, Finance at (972) 726-
7175 or RJ Falkner & Company, Inc., Investor Relations at
(800) 377-9893

            TEMTEX INDUSTRIES, INC. AND SUBSIDIARIES

        CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
        ------------------------------------------------
              (In thousands, except share amounts)
              ------------------------------------



                                                                    Three Months Ended
                                                             --------------------------------
                                                             Feb. 29, 2000     Feb. 28, 1999
                                                             --------------    --------------
       Net Sales                                               $    5,210        $    6,310
       Cost of goods sold                                           4,829             5,638
                                                             --------------    --------------
                                                                      381               672

       Costs and expenses:
          Selling, general and administrative                       2,015             1,878
          Interest                                                     60                76
          Other expense (income)                                        4                 6
                                                             --------------    --------------
                                                                    2,079             1,960
       Loss from continuing operations before income tax
         tax benefit and discontinued operations                   (1,698)           (1,288)

       Income tax benefit                                            (679)             (448)
                                                             --------------    --------------

       Loss from continuing operations                             (1,019)             (840)

       Gain from disposal and operating income from
         discontinued operations, net of income taxes                   0             4,828
                                                             --------------    --------------

       Net income (loss)                                       $   (1,019)       $    3,988
                                                             ==============    ==============

       Net Income (loss) per basic and diluted
        common share:
          Continuing Operations                                   $ (0.30)          $ (0.24)
                                                                  =========         =========
          Net income:
             Basic                                                $ (0.30)          $  1.15
                                                                  =========         =========
             Diluted                                              $ (0.30)          $  1.13
                                                                  =========         =========

       Weighted average common shares outstanding:
          Basic                                                 3,444,641         3,477,458
          Diluted                                               3,468,678         3,523,628



                                                                       Six Months Ended
                                                             --------------------------------
                                                             Feb. 29, 2000     Feb. 28, 1999
                                                             --------------    --------------
       Net Sales                                               $   11,334        $   13,985
       Cost of goods sold                                           9,977            11,720
                                                             --------------    --------------
                                                                    1,357             2,265

       Costs and expenses:
          Selling, general and administrative                       3,797             3,913
          Interest                                                    103               188
          Other expense (income)                                     (145)                8
                                                             --------------    --------------
                                                                    3,755             4,109
       Loss from continuing operations before income
         tax benefit and discontinued operations                   (2,398)           (1,844)

       Income tax benefit                                            (959)             (599)
                                                             --------------    --------------

       Loss from continuing operations                             (1,439)           (1,245)

       Gain from disposal and operating income from
          discontinued operations, net of income taxes                  0             5,434
                                                             --------------    --------------

       Net income (loss)                                       $   (1,439)       $    4,189
                                                             ==============    ==============

       Net Income (loss) per basic and diluted
         common share:
          Continuing Operations                                   $ (0.42)          $ (0.36)
                                                                  =======           =======
          Net income:
            Basic                                                 $ (0.42)          $  1.20
                                                                  =======           =======
            Diluted                                               $ (0.42)          $  1.19
                                                                  =======           =======

       Weighted average common shares outstanding:
          Basic                                                 3,444,641         3,477,298
          Diluted                                               3,471,253         3,525,963
